UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

Outbrain Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40643	20-5391629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West 19th Street
New York, NY 10011
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (646) 867-0149

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed, on February 3, 2025, Outbrain Inc. (“Outbrain”) consummated the acquisition (the “Acquisition”) of all of the issued and outstanding equity interests of TEADS from Altice Teads S.A. On February 11, 2025, OT Midco Inc. (“OT Midco”), a Delaware corporation and a wholly owned subsidiary of Outbrain, completed a private offering of $637.5 million aggregate principal amount of its 10.000% Senior Secured Notes due 2030 (the “Notes”). The Notes were issued pursuant to an indenture dated as of February 11, 2025 (the “Indenture”), among OT Midco, Outbrain, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and security agent (the “Security Agent”), and the guarantors named therein. The proceeds from the Notes were used, together with cash on hand, to repay in full and cancel the indebtedness incurred under the senior secured bridge facility that was used to finance and pay costs related to the Acquisition and to pay fees and expenses in connection with the offering of the Notes and the refinancing of the senior secured bridge facility. As previously disclosed, the Notes are required to be guaranteed, jointly and severally on a secured, unsubordinated basis by Outbrain and each existing and future wholly-owned subsidiary of Outbrain that becomes a borrower, issuer or guarantor under Outbrain’s super senior secured revolving credit facility, including, as agreed at the time of the Notes issuance, certain direct and indirect subsidiaries of Outbrain in Australia, England and Wales, Canada, Germany, Mexico, Singapore, Switzerland, Luxembourg, Japan, Italy, France and Israel.

Item 8.01. Other Events.

On May 30, 2025, (i) OT Midco, Teads Australia Pty Ltd, the Trustee and the Security Agent entered into the first supplemental indenture (the “First Supplemental Indenture”) to the Indenture, (ii) OT Midco, the guarantors named therein (the “Second Supplemental Indenture Guarantors”), the Trustee and the Security Agent entered into the second supplemental indenture (the “Second Supplemental Indenture”) to the Indenture, (iii) OT Midco, Outbrain Italy S.r.l., the Trustee and the Security Agent entered into the third supplemental indenture (the “Third Supplemental Indenture”) to the Indenture and (iv) OT Midco, Teads Mexico, S. de R.L. de C.V., the Trustee and the Security Agent entered into the fourth supplemental indenture (the “Fourth Supplemental Indenture”). On June 3, 2025, OT Midco, TEADS, video intelligence AG, OT Swiss Financing GmbH, Teads Schweiz GmbH, the Trustee and the Security Agent entered into the fifth supplemental indenture (the “Fifth Supplemental Indenture” and, together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Supplemental Indentures”) to the Indenture. Teads Mexico, S. de R.L. de C.V., together with Teads Australia Pty Ltd, Outbrain Italy S.r.l.,  TEADS, video intelligence AG, OT Swiss Financing GmbH, Teads Schweiz GmbH and the Second Supplemental Indenture Guarantors are referred to as the “Originally Agreed Guarantors”. Pursuant to the Supplemental Indentures, the Originally Agreed Guarantors have now been formally added as guarantors, jointly and severally on a secured, unsubordinated basis, of the Notes.

The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indentures, which are attached as Exhibit 4.1, 4.2, 4.3, 4.4 and 4.5 to this Current Report on Form 8-K and which are incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture dated as of May 30, 2025 by and among OT Midco, Teads Australia Pty Ltd, the Trustee and the Security Agent.

4.2	Second Supplemental Indenture dated as of May 30, 2025 by and among OT Midco, the Second Supplemental Indenture Guarantors, the Trustee and the Security Agent.

4.3	Third Supplemental Indenture dated as of May 30, 2025 by and among OT Midco, Outbrain Italy S.r.l., the Trustee and the Security Agent.

4.4	Fourth Supplemental Indenture dated as of May 30, 2025 by and among OT Midco, Teads Mexico, S. de R.L. de C.V., the Trustee and the Security Agent.

4.5	Fifth Supplemental Indenture dated as of June 3, 2025 by and among OT Midco, TEADS, video intelligence AG, OT Swiss Financing GmbH, Teads Schweiz GmbH, the Trustee and the Security Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Outbrain has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBRAIN INC.

Date: June 3, 2025	By:	/s/ David Kostman
		Name:	David Kostman
		Title:	Chief Executive Officer